SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

          FILED BY THE REGISTRANT [X]

          FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ]  Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

-------------------------------------------------------------------------------

           LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
       (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [ ]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
          0-11.

          1) Title of each class of securities to which transaction applies:

          2) Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4) Proposed maximum aggregate value of transaction:

          5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

          2) Form, Schedule or Registration Statement No.:

          3) Filing Party:

          4) Date Filed:

                    LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                  P.O. BOX 1515
                             PARK 80 WEST, PLAZA TWO
                         SADDLE BROOK, NEW JERSEY 07663
                                 (800) 526-0056


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                DECEMBER 19, 1997

    Notice is hereby  given  that a special  meeting  of the  shareholders  (the
"Meeting") of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund"), a Maryland corporation, will be held on December 19, 1997, at 10:00 a.m. Eastern time, at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, for the following purposes:

    1. To elect twelve (12) Directors to hold office until the election and qualification of their successors;

    2. To consider and act upon a proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") with respect to the Fund;

    3. To consider and act upon a proposal to ratify or reject the selection of KPMG Peat Marwick LLP as independent certified public accountants for the Fund for the fiscal year ending December 31, 1997; and

    4.  To transact such other business as may properly come before the Meeting.

    Shareholders of record at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the Meeting or any adjournment(s) thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.



                                            By Order of the Board of Directors,



                                            Lisa A. Curcio, Secretary




Dated: November 17, 1997

                    LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                  P.O. BOX 1515
                             PARK 80 WEST, PLAZA TWO
                         SADDLE BROOK, NEW JERSEY 07663
                                 (800) 526-0056

                                 PROXY STATEMENT

                             DATED NOVEMBER 17, 1997

                         SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                                DECEMBER 19, 1997

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund"), a Maryland corporation, for use at a special meeting of shareholders (the "Meeting") to be held on December 19, 1997, at 10:00 a.m. Eastern time, at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, and at any adjournment(s) thereof, and was first mailed to shareholders on or about November 17, 1997. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management, or agents appointed by Management, may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by the Fund.

    The following are the Proposals for the Meeting:

    1. Shareholders will be asked to elect twelve (12) Directors to hold office until the election and qualification of their successors;

    2. Shareholders will be asked to approve an amended investment sub-advisory agreement (the "Sub-Advisory Agreement") between Lexington Management Corporation (the "Adviser") and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") with respect to the Fund;

    3. Shareholders will be asked to ratify or reject the selection of KPMG Peat Marwick LLP as independent certified public accountants for the Fund for the fiscal year ending December 31, 1997; and

    4. Shareholders will be asked to transact such other business as may properly come before the Meeting.

    The Board of Directors has fixed the close of business on October 24, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 8,995,792 outstanding shares of the Fund, each share being entitled to one vote on each matter to come before the Meeting. As of October 24, 1997, the Directors and executive officers of the Fund as a group beneficially owned less than 1% of all issued and outstanding shares of the Fund. As of October 24, 1997, the following shareholders each beneficially owned 5% or more of a Fund's shares:

                                         Number of            Percentage of
    Name and Address                   Shares Owned         Fund Outstanding
    ---------------                    ------------          ---------------
    Smith Richardson Foundation           503,752                  5%
    701 Green Valley Road
    Greensboro, N.C. 27401

    A copy of the Fund's annual report and most recent semi-annual report succeeding the annual report may be received, free of charge, by calling the Fund, toll free, at 1-800-526-0056.

    The favorable vote of the holders of a simple majority of the shares represented at the Meeting is required for the election of Directors (Proposal 1, below) and the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants (Proposal 3, below). The favorable vote of the holders of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is required to approve the Sub-Advisory Agreement (Proposal 2, below).

    In addition to the solicitation of proxies by mail, the Fund may utilize the services of officers and employees of the Fund, the Adviser, and Lexington Funds Distributor, Inc., the Fund's distributor, none of whom receive any compensation therefor, to solicit proxies by telephone, telegraph and personal interview, and may also provide shareholders with a procedure for recording their votes by telegraph, facsimile, telephone or other electronic means. The estimated costs of solicitation of proxies are expected to be approximately $50,000 in the aggregate for the Fund and will be borne by the Fund. The Fund may request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting material to their principals.

    If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business and will have the effect of a vote against the proposal.

    At the Meeting, the presence in person or by proxy of shareholders of one-third of the outstanding shares entitled to vote at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that a quorum of shareholders is not represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting to be held within a period not exceeding 120 days after the date originally set for the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                              ---------------------

    Twelve directors are to be elected at the Meeting as the entire Board of Directors, to hold office until the next meeting and until their successors shall have been elected and shall have qualified. If authority is granted on the accompanying proxy to vote in the election of Directors, it is the intention of the persons named in the proxy to vote at the Meeting for the election of the nominees named below, each of whom has consented to serve if elected.

If any of the nominees is unavailable to serve for any reason, the persons named as proxies will vote for such other nominee or nominees selected by the Board of Directors or the Board may reduce the number of Directors as provided in the Fund's By-Laws. The Fund currently knows of no reason why any of the nominees listed below will be unable to serve if elected.

                                                                                                                 Shares Owned
Nominee's Name                                                                     Year First Became             Beneficially
   and Age                        Principal Occupation for Past 5 Years               A Director              October 24, 1997**
--------------                    -------------------------------------            -----------------          ------------------
S.M.S. Chadha (60)                Director. Secretary, Ministry of                       1996                             0
                                  External Affairs, New Delhi, India;
                                  Head of Foreign Service Institute, New
                                  Delhi, India; Special Envoy of the
                                  Government of India; Director, Special
                                  Unit for Technical Cooperation among
                                  Developing Countries, United Nations
                                  Development Program, New York.

Allen M. Stowe (60)               Director. President, Shelter Service                   1997                         1,029
                                  Company, Inc.; President, Dartmouth
                                  Co-Operative Society Co., Inc.

*Robert M. DeMichele (52)         President and Chairman of the Board.                   1996                           979
                                  Chairman of the Board and Chief
                                  Executive Officer, Lexington
                                  Management Corporation; President and
                                  Director, Lexington Global Asset
                                  Managers, Inc.; Chairman and Chief
                                  Executive Officer, Lexington Funds
                                  Distributor, Inc.; Chairman of the
                                  Board, Market Systems Research, Inc.
                                  and Market Systems Research Advisors,
                                  Inc. (registered investment advisors);
                                  Director, Chartwell Re Corporation;
                                  Director, Claredon National Insurance
                                  Company; Director, Unione Italiana
                                  Reinsurance; Director, Continental
                                  National Corporation; Director, The
                                  Navigator's Group, Inc.; Director,
                                  Vanguard Cellular Systems, Inc.;
                                  Director, Weeden & Co.

Beverley C. Duer (68)             Director. Private Investor; Formerly,                  1996                            0
                                  Manager of Operations Research
                                  Department, CPC International, Inc.

*Barbara R. Evans (37)            Director. Private Investor; Formerly,                  1996                            0
                                  Assistant Vice President and
                                  Securities Analyst, Lexington
                                  Management Corporation.


                                                                                                                 Shares Owned
Nominee's Name                                                                     Year First Became             Beneficially
   and Age                        Principal Occupation for Past 5 Years               A Director              October 24, 1997**
--------------                    -------------------------------------            -----------------          ------------------
*Richard M. Hisey (39)            Vice President, Portfolio Manager and                  1996                         3,269
                                  Director. Managing Director, Director
                                  and Chief Financial Officer, Lexington
                                  Management Corporation; Chief
                                  Financial Officer, Vice President and
                                   Director, Lexington Funds Distributor,
                                  Inc.; Chief Financial Officer, Market
                                  Systems Research Advisers, Inc.;
                                  Executive Vice President and Chief
                                  Financial Officer, Lexington Global
                                  Asset Managers, Inc.

*Lawrence Kantor (50)             Vice President and Director. Managing                  1996                         5,979
                                  Director, Executive Vice President and
                                  Director, Lexington Management
                                  Corporation; Executive Vice President
                                  and Director, Lexington Funds
                                  Distributor, Inc.; Executive Vice
                                  President and General Manager--Mutual
                                  Funds, Lexington Global Asset
                                  Managers, Inc.

Jerard F. Maher (51)              Director. General Counsel, Federal                     1996                             0
                                  Business Centers; Counsel, Ribis,
                                  Graham & Curtin.

Andrew M. McCosh (57)             Director. Professor of the Organisation                1996                             0
                                  of Industry and Commerce, Department
                                  of Business Studies, The University of
                                  Edinburgh, Scotland.

Donald B. Miller (71)             Director. Chairman, Horizon Media, Inc.;               1996                             0
                                  Trustee, Galaxy Funds (registered
                                  investment companies); Director,
                                  Maguire Group of Connecticut.

John G. Preston (65)              Director. Associate Professor of Finance,              1996                             0
                                  Boston College.

Margaret W. Russell (77)          Director. Private Investor.                            1996                             0


----------
    * An "interested person" as defined in Section 2(a)(19) of the 1940 Act.

   ** Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

    All of the Directors hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

    There are no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions. The Board of Directors met five times during the twelve months ended December 31, 1996, and each of the Directors attended at least 75% of those meetings.

                           SENIOR OFFICERS OF THE FUND

                                                                                         Year First             Shares Beneficially
                                          Principal Occupation;                          Became an                     Owned
Name and Age                                Other Associations                            Officer                 October 24,1997**
--------------                              -------------------                          ---------              -------------------
Robert M. DeMichele* (52)        President and Chairman of the Board                       1996                          979
                                 (see page 3).

Richard M. Hisey* (39)           Vice President, Portfolio Manager and                     1996                        3,269
                                 Director (see page 4).

Lawrence Kantor* (50)            Vice President and Director (see page 4).                 1996                        5,979

Lisa Curcio* (38)                Vice President and Secretary. Senior                      1996                          565
                                 Vice President and Secretary,
                                 Lexington Management Corporation; Vice
                                 President and Secretary, Lexington
                                 Funds Distributor, Inc.; Secretary,
                                 Lexington Global Asset Managers, Inc.

Richard Lavery* (44)             Vice President. Senior Vice President,                    1996                        1,616
                                 Lexington Management Corporation; Vice
                                 President, Lexington Funds
                                 Distributor, Inc.

Janice Carnicelli* (38)          Vice President.                                           1996                            0

Christie Carr-Waldron* (30)      Treasurer. Assistant Treasurer, Lexington                 1996                            0
                                 Group of Investment Companies.

Nancy Herring (44)               Vice President and Portfolio Manager.                     1997                            0
                                 Managing Director, Troika Dialog Asset
                                 Management; Formerly Portfolio
                                 Manager, Dean Witter Intercapital.

Gavin Rankin (35)                Vice President and Portfolio Manager.                     1996                       10,040
                                 Director of Research, Troika Dialog
                                 and Chief Investment Officer, Troika
                                 Dialog Asset Management; Formerly
                                 founder and Chief Executive Officer,
                                 Lonpra A.S. (investment
                                 bankers--Czechoslovakia).

Ruben Vardanian (29)             Vice President. President and Chairman,                   1996                             0
                                 Troika Dialog Asset Management;
                                 President and Chief Executive Officer,
                                 Troika Dialog.

----------
 * Messrs. DeMichele, Hisey, Kantor, Lavery and Mmes. Carr-Waldron, Curcio, and Carnicelli hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

** Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

            REMUNERATION OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

    Each Director is reimbursed for expenses incurred in attending each meeting of the Board of Directors or any committee thereof up to a maximum of $5,000 per year. Each Director who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Director also serves as a Director (or trustee) of other investment companies advised by the Adviser. Each Director receives a fee, allocated among all investment companies for which the Director serves. Each Director receives an annualized compensation of $25,600.

    Set forth below is information regarding compensation paid or accrued for the fiscal year ended December 31, 1996 for each Director:


                                      Aggregate                Total Compensation From                      Number of
Name of Director                Compensation from Fund          Fund and Fund Complex             Directorships in Fund Complex
--------------                  ----------------------         -----------------------            -----------------------------
S.M.S. Chadha                            $856                          $13,696                                  16
Robert M. DeMichele                       0                               0                                     17
Beverley C. Duer                        $1,080                         $29,110                                  17
Barbara R. Evans                          0                               0                                     16
Richard M. Hisey                          0                               0                                      1
Lawrence Kantor                           0                               0                                     16
Jerard F. Maher                          $856                          $16,046                                  17
Andrew M. McCosh                         $856                          $13,696                                  16
Donald B. Miller                        $1,080                         $26,760                                  16
Francis Olmsted*                           0                           $16,800                                 N/A
John G. Preston                         $1,080                         $26,760                                  16
Margaret W. Russell                     $1,080                         $25,048                                  16
Philip C. Smith*                        $1,080                         $25,080                                 N/A
Francis A. Sunderland*                   $112                          $18,928                                 N/A

-------
*Retired

RETIREMENT PLAN FOR ELIGIBLE DIRECTORS

    Under the Retirement Plan for Eligible Directors (the "Plan"), each Director who is not an employee of the Adviser, any of the funds managed by the Adviser, the Fund's administrator, Lexington Funds Distributor, Inc., or any of their affiliates may be entitled to certain benefits upon retirement from the Board. Pursuant to the Plan, the normal retirement date is the date on which the eligible Director has attained age 65 and has completed at least ten years of continuous and non-forfeited service with one or more of the investment companies advised by the Adviser (or its affiliates) (collectively, the "Covered Funds"). Each eligible Director is entitled to receive from the Covered Fund an annual benefit commencing on the first day of the calendar quarter coincident with or next following his date of retirement equal to 5% of his compensation multiplied by the number of such Director's years of service (not in excess of 15 years) completed with respect to any of the Covered Funds. Such benefit is payable to each eligible Director in quarterly installments for ten years following the date of retirement or the life of the Director. The Plan establishes age 72 as a mandatory retirement age for Directors; however, Directors who were serving the Covered Funds as of September 12, 1995 are not subject to such mandatory retirement. Directors who were serving the Covered Funds as of September 12, 1995 who elected retirement under the Plan prior to September 12, 1996 receive an annual retirement benefit at any increased compensation level if compensation is increased prior to

September 12, 1997 and receive spousal benefits (I.E., in the event the Director dies prior to receiving full benefits under the Plan, the Director's spouse (if any) will be entitled to receive the retirement benefit within the 10 year period.)

    Retiring Directors will be eligible to serve as Honorary Directors for one year after retirement and will be entitled to be reimbursed for travel expenses to attend a maximum of two meetings.

    Set forth in the table below are the estimated annual benefits payable to an eligible Director upon retirement assuming various compensation and years of service classifications. As of December 31, 1996, the estimated credited years of service for Directors Chadha, Duer, Maher, McCosh, Miller, Preston and Russell are 1, 18, 1, 1, 22, 18 and 15, respectively. The following table refers to retirement compensation for the trustees and directors of the entire Lexington Fund Complex (the investment companies managed by the Adviser):


                  HIGHEST ANNUAL COMPENSATION PAID BY ALL FUNDS
                  ---------------------------------------------
             $20,000       $25,000       $30,000       $35,000

 YEARS OF
  SERVICE          ESTIMATED ANNUAL BENEFIT UPON RETIREMENT
----------         ----------------------------------------
    15       $15,000       $18,750       $22,500       $26,250
    14        14,000        17,500        21,000        24,500
    13        13,000        16,250        19,500        22,750
    12        12,000        15,000        18,000        21,000
    11        11,000        13,750        16,500        19,250
    10        10,000        12,500        15,000        17,500

                                   PROPOSAL 2
                       APPROVAL OF SUB-ADVISORY AGREEMENT

    Introduction. The Fund has entered into an investment advisory agreement with the Adviser, under which the Adviser provides investment advice and in general conducts the management and investment program of the Fund under the supervision and control of the Directors of the Fund. The Adviser has entered into an investment sub-advisory agreement (the "Current Sub-Advisory Agreement") with ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") (hereinafter referred to as "TDAM"), under which TDAM provides the Fund with investment advice and management of the Fund's investment program.

    TDAM is a wholly-owned subsidiary of Troika Dialog. Peter Derby, the Chairman of TDAM, indirectly controls approximately 80% of the voting shares of Troika Dialog. The remaining 20% is beneficially owned by Ruben Vardanian, the President of Troika Dialog. On October 3, 1997, Mr. Derby transferred control of TDAM's parent, Troika Dialog, to the Bank of Moscow but retained control of TDAM. Troika Dialog was founded in Moscow, Russia in 1991 by Dialog Bank and Troika Capital Corporation. Mr. Derby has entered into an agreement to sell his interest in TDAM to the Bank of Moscow. Shareholders are being asked to approve this transaction.

    Although Peter Derby has been the Chairman of TDAM, the business has been managed and will continue to be managed by a group of employee/owners headed by Mr. Vardanian.

    The Board of Directors believes that the Bank of Moscow is an excellent partner for TDAM. The Bank is majority-owned by the City of Moscow. It is now one of the top twelve largest banks in Russia with over $1.4 billion in total assets. The Bank is aggressively expanding its retail branch network and its corporate banking relationships (Moscow Government departments, budget organizations, tax inspectorate, joint stock companies, etc.). In 1996, the Bank began servicing the Federal and Local Road Funds. Its commercial clients have grown from 38% of its business to close to 50% at the end of 1996. Unlike many of the older banks in Russia, the amount of overdue loans in the Bank's loan portfolio is relatively small at under 2%. Licensed by the Central Bank of Russia as an official dealer, the Bank has been expanding its activities in the Government securities market. The Bank has pursued its growth while continuing to increase its profitability.

    With its substantial asset and capital base, the Bank of Moscow has been able to provide substantial equity and debt capital to Troika Dialog in this transaction. The Bank's relationship with the City of Moscow places Troika Dialog in an excellent investment banking position for the companies yet to be privatized by the City of Moscow. The Bank has committed itself to maintaining the independence of the management of TDAM.

    As required by the 1940 Act, the Current Sub-Advisory Agreement provides for its automatic termination upon its "assignment" (as defined in the 1940 Act). The term "assignment" is defined in the 1940 Act to include a transfer of a controlling block of the assignor's voting securities by a security holder of the assignor. The term "control" is defined in the 1940 Act to include any person who owns either directly or through one or more controlled companies, more than 25% of the voting securities of a company. Such a person shall be presumed to control such company. Under the defined terms of "control" and "assignment," the Current Sub-Advisory Agreement between TDAM and the Adviser may be construed to terminate upon the sale of Peter Derby's stake to the Bank of Moscow. In anticipation of the consummation of the transaction and to provide continuity in investment advisory services, at a meeting held on October 24, 1997, the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), approved the proposed Sub-Advisory Agreement between the Adviser and TDAM. The Board also directed that such agreement be submitted to shareholders for approval at this meeting. THE SUB-ADVISORY AGREEMENT IS MATERIALLY THE SAME AS THE CURRENT SUB-ADVISORY AGREEMENT.

    Section 15(f) of the 1940 Act generally provides that in connection with the sale of any interest in an investment adviser, such as TDAM, which results in the "assignment" of an investment advisory contract, an investment adviser of a registered investment company, such as the Fund, or an affiliated person of such investment adviser, may receive any amount of benefit, if, among other things, there is no "unfair burden" imposed upon the investment company as a result of such sale. For this purpose, an "unfair burden" includes certain arrangements during the two year period following the transaction that results in additional compensation to the investment adviser or an affiliate for other than bona fide services provided. In connection with the transfer of control of TDAM to the Bank of Moscow, the Bank of Moscow has assured the Fund that no unfair burden (as defined in section 15(f) of the 1940 Act) shall be imposed on the Fund as a result of that transaction for a period of two years from that date.

    THE SUB-ADVISORY AGREEMENT. The proposed Sub-Advisory Agreement is materially the same as the Current Sub-Advisory Agreement between the Adviser and TDAM and does not provide for any increase in the investment advisory fees paid by the Fund. The Adviser is a wholly-owned subsidiary of Lexington Global Asset Managers, Inc., a Delaware corporation with offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663. The investment advisory agreement and Current Sub-Advisory Agreement of the Fund were approved by the Fund's Board of Directors on December 2, 1996. If the proposed Sub-Advisory Agreement is approved, the Adviser will continue to serve as investment adviser to the Fund and TDAM will continue to serve as investment sub-adviser to the Fund.

    The Fund is managed by a portfolio management team consisting of investment professionals from the Adviser and TDAM. The lead manager from TDAM is Gavin Rankin. Richard M. Hisey, CFA, of the Adviser is the Fund's portfolio strategist and a portfolio manager. Other members of the portfolio management team are Ruben Vardanian and Nancy Herring. Gavin Rankin is Head of Research for TDAM. He is responsible, along with other members of the portfolio management team, for the Fund's overall investment strategy. Mr. Rankin was appointed Head of Research for Troika Dialog in November of 1995. Before joining Troika Dialog, he was the Founder and Chief Executive Officer of Lonpra A.S., an investment banking firm in Czechoslovakia in 1991. Mr. Rankin received a degree in law (L.L.B.) from the

University of Buckingham in England and also qualified as a Chartered Accountant with Price Waterhouse. Mr. Rankin has extensive experience in East European equity research and management.

    Ms. Herring manages the Russian domestic mutual funds of Troika Dialog. She was appointed Managing Director in 1996. Before joining TDAM, Ms. Herring, a U.S. citizen, was a portfolio manager of a U.S. equity fund for Dean Witter Intercapital. In all, she has over thirteen years of security industry experience. Her Master's Degree in Business Administration was earned in International Business and Finance at Columbia University Graduate School of Business.

    Mr.Vardanian is the Chairman of the Board of TDAM. Mr. Vardanian, a Russian national, is a sitting member of the Moscow Times Index Composition Committee. He is a Director and former Chairman of the Board of Directors of the Depository Clearing Company. He is also Chairman of the Board of Directors of the Russian capital markets self-regulatory organization (NAUFOR). Mr. Vardanian received a Masters Degree with Distinction from the Finance Department of Moscow State University. He received post-graduate training with Banca CRT in Italy and the Emerging Markets Division of Merrill Lynch in New York.

    The following persons are directors and/or senior officers of TDAM: Ruben Vardanian, Chairman of the Board; Ravel Teplukhin, President; Gavin Rankin,
Chief Investment Officer. The business address of each of the directors and officers listed above is 6/3 1st Kolobovsky Per, Moscow 103051, Russia.

    ADVISORY FEES. As compensation for its services as investment adviser, the Fund pays the Adviser a monthly advisory fee at the annual rate of 1.25% of the average daily net assets of the Fund. The Adviser pays TDAM an annual investment sub-advisory fee of 0.625% of the Fund's average daily net assets. The investment sub-advisory fee is paid by the Adviser, not the Fund. For the fiscal year ended December 31, 1996, the Fund paid the Adviser $65,149 in investment advisory fees, after voluntary investment advisory fee reimbursements of $145,137. For the same period, TDAM waived payment of its sub-advisory fee (TDAM and its affiliates received no separate payments from the Fund). The investment sub-advisory fee under the proposed Sub-Advisory Agreement will remain 0.625%, and will be paid by the Adviser.

    DIFFERENCES BETWEEN THE CURRENT AND PROPOSED SUB-ADVISORY AGREEMENTS. The Current Sub-Advisory Agreement and proposed Sub-Advisory Agreement are identical in all material respects.

    BOARD CONSIDERATIONS. In considering whether to recommend that the proposed Sub-Advisory Agreement be approved by shareholders, the Board of Directors considered the nature and quality of services provided by TDAM to date and the excellent work relationship it enjoys with the Adviser. The Board also requested and evaluated such other information from TDAM which the Board deemed to be relevant.

    The Board also considered that the new arrangement does not require any change in TDAM's investment management or operation of the Fund, the investment personnel managing the Fund, the other business activities of the Fund, or the investment objective of the Fund. TDAM has advised that, at present, aside from the departure of Peter Derby and acquisition of his interest in TDAM by the Bank of Moscow, it neither plans nor proposes to make any material changes in the business, corporate structure, or composition of senior management or personnel of TDAM, or in the manner in which TDAM renders investment sub-advisory services to the Fund. If, after the approval of the proposed Sub-Advisory Agreement, changes in TDAM are proposed that might materially affect its services to the Fund, the Board will consider the effect of those changes and take such action as it deems advisable under the circumstances. The Board noted that the sub-advisory fees would remain the same and that the proposed Sub-Advisory Agreement would be materially the same as the Current Sub-Advisory Agreement. The Board also considered various alternatives, including internalization of management, having the Adviser more fully assume the sub-advisory function or retaining another sub-adviser.

    Based on  these  considerations  the  Board,  including  a  majority  of the
Disinterested   Directors,   unanimously  approved  the  proposed   Sub-Advisory
Agreement at the meeting held on October 24, 1997.

    REQUIRED VOTE AND BOARD RECOMMENDATION. Approval of the proposed Sub-Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. If the shareholders of the Fund do not approve the proposed Sub-Advisory Agreement, the Board will take such further action as it may deem to be in the best interests of the Fund's shareholders.

    The Board of Directors recommends that you vote FOR approval of the proposed Sub-Advisory Agreement between the Adviser and TDAM with respect to the Fund.

                                   PROPOSAL 3
      RATIFICATION OR REJECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors, including a majority of the Disinterested Directors, unanimously appointed KPMG Peat Marwick LLP as independent certified public accountants to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1997. Such appointment was expressly conditioned upon the right of the Fund by a vote of the majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment. Such firm has no direct or indirect interest in the Fund.

    Representatives of KPMG Peat Marwick LLP are not expected to be present at the Meeting.

    The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants to examine and report on the financial statements of the Fund for the fiscal year ending December 31, 1997.
                                   PROPOSAL 4
                                  OTHER MATTERS

    The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             ADDITIONAL INFORMATION

    THE PRINCIPAL UNDERWRITER. Lexington Funds Distributor, Inc. is the principal underwriter of the Fund. The Adviser and Lexington Funds Distributor, Inc. are wholly owned subsidiaries of Lexington Global Asset Managers, Inc. Lexington Funds Distributor, Inc. has its principal offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

    THE ADMINISTRATOR. Lexington Management Corporation also acts as administrator to the Fund and performs certain administrative and internal accounting services, including but not limited to, maintaining general ledger accounts, regulating compliance, preparation of financial information for semi-annual and annual reports, preparing registration statements, calculating net asset values, communicating with shareholders, supervising the custodian and providing facilities for such services.

    SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL MEETING OF THE FUND. Under the Fund's Articles of Incorporation and By-Laws, annual meetings of shareholders are not required to be held unless required under the 1940 Act (for example, when fewer than a majority of the Directors have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Fund at P.O. Box 1515, Saddle Brook, New Jersey 07663, and must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

November 17, 1997

                                             By Order of the Board of Directors,



                                             Lisa A. Curcio, Secretary

                                                                       EXHIBIT A

                                     FORM OF

                             SUB-ADVISORY AGREEMENT

    THIS AGREEMENT is made this ------ day of ------ 1997 by and between LEXINGTON MANAGEMENT CORPORATION, a Delaware corporation (the "Adviser"), and ZAOASSET MANAGEMENTCOMPANY TROIKA DIALOG, a Russian Closed Joint Stock Company (the "Sub-Adviser"), with respect to the following recital of fact:

                                     RECITAL

    WHEREAS, Lexington Troika Dialog Russia Fund, Inc. (the "Fund") is registered as an open-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder; and

    WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

    WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

    WHEREAS, the Fund is authorized to issue shares of common stock $.001 par value; and

    WHEREAS, the Fund and the Adviser have entered into an agreement of even date herewith to provide for management services for the Fund on the terms and conditions set forth therein (the "Investment Advisory Agreement"); and

    WHEREAS, the Sub-Adviser proposes to render investment management services to the Adviser in connection with the Adviser's responsibilities to the Fund on the terms and conditions hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual covenants herein contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

     1.  DUTIES. The Sub-Adviser shall:

            a.  Provide the Adviser with such economic  research and  securities
                analysis  as  the  Adviser  may  from  time  to  time   consider
                necessary.

            b. Obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund.

     2.  BROKER-DEALER RELATIONSHIPS.

        a. PORTFOLIO TRADES. The Adviser and Sub-Adviser at their own expense, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser and Sub Adviser, which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Adviser and Sub-Adviser shall use their best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.

        b. SELECTION OF BROKER-DEALERS. In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and/or the other accounts which the Adviser, Sub-Adviser or its affiliates exercise investment discretion. The Adviser and Sub-Adviser are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

     3. CONTROL BY BOARD OF DIRECTORS. Any investment program undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.

     4. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to:

            a.  all applicable provisions of the 1940 Act; and

            b. the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act; and

            c. the provisions of the Fund's Investment Advisory Agreement and Articles of Incorporation; and

            d.  the provisions of the By-Laws of the Fund; and

            e. any other applicable provisions of state, federal, and foreign law.

     5. EXPENSES. The expenses connected with the Fund shall be borne by the Sub-Adviser as follows:

            a. The Sub-Adviser shall pay the salaries and payroll expenses of persons serving as officers or Directors of the Fund who are also employees of the Sub-Adviser or any of its affiliates.

     6. DELEGATION OF RESPONSIBILITIES. Upon request of the Adviser and with the approval of the Fund's Board of Directors the Sub-Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Sub-Adviser's cost in rendering such services may be billed monthly to the Adviser, subject to examination by the Adviser's independent accountants. Payment or assumption by the Sub-Adviser of any Fund expense that the Sub-Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser or the Sub-Adviser of any of their obligations to the Fund or obligate the Sub-Adviser to pay or assume any similar Fund expense on any subsequent occasions.

     7. COMPENSATION. For the services to be rendered and the facilities furnished hereunder, the Adviser shall pay the Sub-Adviser monthly compensation of the sum of the amount determined by applying the following annual rate to the Fund's average daily net assets net of reimbursement: 0.625% of the Fund's annual average daily net assets. Compensation under this Agreement shall be paid monthly. If this Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of the month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation for the preceding month and shall be made as promptly as possible after the end of each month.

     8. EXPENSE LIMITATION. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the most restrictive expense limits imposed by any statute or regulatory authority or any jurisdiction in which the Fund's securities are offered as determined in the manner described above as of the close of business on each business day during such fiscal year, the aggregate of all such investment management fees shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Sub-Adviser shall be deducted from the monthly investment advisory fee otherwise payable to the Sub-Adviser during such fiscal year; and if such amount should exceed such monthly fee, the Sub-Adviser agrees to repay to the Adviser such amount of its investment advisory fee previously received with respect to such fiscal year as may be required to make up the deficiency no later than the last day of the first month of the next suc-ceeding fiscal year. Management fee allocation is 50-50 between the Adviser and Sub-Adviser after netting out reimbursement, if any. The Sub-Adviser will not be required to reimburse the Fund for any ordinary business expenses which exceed the amount of its sub-advisory fee for said fiscal year. For purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

     9. TERM. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect, subject to Section 11 hereof for two years from the date hereof.

     10. RENEWAL. Following the expiration of its initial two year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually.

            (a) (i) by the Fund's  Board of  Directors  or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

            (b) by the  affirmative  vote of a majority of the Directors who are not parties of this Agreement or interested persons of a party to the Agreement (other than as a Director of the Fund), by votes cast in person at a meeting specifically called for such purposes.

     11. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the Fund's outstanding voting securities or by the Sub-Adviser on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purposes having the meaning defined in Section 2(a)(42) of the 1940 Act.

     12. LIABILITY OF THE SUB-ADVISER. In the absence of willful misfeasance, bad faith, gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or reckless disregard by the Sub-Adviser of its duties under this Agreement, the Sub-Adviser shall not be liable to the Adviser, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Sub-Adviser has acted in good faith.

    13. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, and that of the Sub-Adviser for this purpose shall be c/o PX Post TDG 518, 208 East 51st Street #295, New York, N.Y. 10022.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                        LEXINGTON MANAGEMENT CORPORATION

Attest:                                  By------------------------------------
                                                  Managing Director

---------------------------------

                   ZAO ASSET MANAGEMENT COMPANY TROIKA DIALOG


Attest:                                  By------------------------------------
                                                 Chairman of the Board

                    LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                      PROXY

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund") for use at a Special Meeting of Shareholders to be held at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, on December 19, 1997 at 10 a.m. Eastern time.

    The undersigned hereby appoints Peter Corniotes and Richard J. Lavery, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

    Please mark box in blue or black ink.

    ITEM 1. Votes on Proposal to elect directors to serve as members of the Board of Directors of the Fund, the nominees are: S.M.S. Chadha, Allen M. Stowe, Robert M. DeMichele, Beverley C. Duer, Barbara
                R. Evans, Richard M. Hisey, Lawrence Kantor, Jerard F. Maher, Andrew M. McCosh, Donald B. Miller, John G. Preston, and Margaret W. Russell.

                                       FOR ALL
                FOR       WITHHOLD     EXCEPT
                /b/          /b/         /b/
                                                  TO WITHHOLD  AUTHORITY TO VOTE
                                                  FOR  ANY  INDIVIDUAL  NOMINEE,
                                                  MARK THE "FOR ALL EXCEPT" BOX,
                                                  AND STRIKE A LINE  THROUGH THE
                                                  NOMINEE'S  NAME  IN  THE  LIST
                                                  ABOVE.

    ITEM 2. Vote on Proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") for the Fund.

                FOR        AGAINST     ABSTAIN
                /b/          /b/         /b/

    ITEM 3. Vote on Proposal to ratify the selection of KPMG Peat Marwick as independent certified public accountants to the Fund.

                FOR        AGAINST     ABSTAIN
                /b/          /b/         /b/

    ITEM 4. Vote on the transaction of such other business as may be properly brought before the meeting.

                FOR        AGAINST     ABSTAIN
                /b/          /b/         /b/

--------------------------------------------------------------------------------
        Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

        Receipt of Notice of Special Meeting is hereby acknowledged.

    PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                  ----------------------------------------------
                                   Sign here exactly as name(s) appears hereon


                                  ----------------------------------------------


                                  Dated:----------------------------------, 1997
                                  IMPORTANT: Joint owners must EACH sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.